                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                        Date of Report (Date of Earliest
                         Event Reported): March 6, 2002

                       CHIQUITA BRANDS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

 New Jersey                      1-1550                       04-1923360
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
 incorporation)

                  250 East Fifth Street, Cincinnati, Ohio 45202
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (513) 784-8000

                    INFORMATION TO BE INCLUDED IN THE REPORT

Items 1, 2, 4, 6, 8 and 9 are not applicable and are omitted from this Report.

Item 3. Bankruptcy or Receivership.

As previously reported, on November 28, 2001, Chiquita Brands International, Inc. (the "Company") filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code, Case No. 01-18812 in the U.S. Bankruptcy Court for the Southern District of Ohio, Western Division, located in Cincinnati, Ohio (the "Bankruptcy Court"). The filing involved only the parent company, which is a holding company without any business operations of its own. None of the Company's direct or indirect subsidiaries were parties to the Chapter 11 case or any related bankruptcy, reorganization or liquidation proceedings. During the course of the proceeding, the Company operated its business and managed its properties and assets as a debtor in possession.

On March 8, 2002 the Bankruptcy Court entered an order confirming the Company's Second Amended Plan of Reorganization (the "Plan"). Effectiveness of the Plan is subject to certain conditions, but is expected to occur on March 19, 2002 (the "Effective Date"). A copy of the Bankruptcy Court's confirmation order, including the Plan, is filed as Exhibit 2.1 attached hereto and is incorporated herein by reference.

Pursuant to the Plan:

..  the Company's existing Senior Notes, Subordinated Debentures and Preferred,
   Preference and Common Stock (the "Old Securities") will be converted into new securities of the Company, on the basis depicted in the chart set forth below;
..  the Company will issue $250 million principal amount of new Senior Notes due
   2009 (the "New Notes"), 40,000,000 shares of new Common Stock, par value $.01 per share (the "New Common Stock"); and warrants to purchase 13,333,333 shares of New Common Stock (the "New Warrants");
.. the Company will reserve (a) 13,333,333 shares of New Common Stock for issuance upon exercise of the New Warrants and (b) 5,925,926 shares of New Common Stock for issuance under, or upon exercise of employee stock options authorized for grant under, the Company's 2002 Stock Option and Incentive Plan;
.. the Old Securities will be cancelled; and .. all other creditors will be paid in full.

The following table sets forth the new securities of the Company to be received under the Plan by each class of Old Securities.

----------------------------------------------------------------------------------------------------------------
       Name of Old Security          Amount                 New Securities to be Issued in Exchange
                                                  --------------------------------------------------------------
                                     Held         New Notes/1//2/  New Common Stock/3//2/   New Warrants/4//2/
----------------------------------------------------------------------------------------------------------------
9 5/8% Senior Notes due 2004         $ 1,000/5/    $325.84584617      46.19645777 shares           None
----------------------------------------------------------------------------------------------------------------
9 1/8% Senior Notes due 2004         $ 1,000/5/    $320.59069962      45.45141480 shares           None
----------------------------------------------------------------------------------------------------------------
10 1/4% Senior Notes due 2006        $ 1,000/5/    $319.70301634      45.32556442 shares           None
----------------------------------------------------------------------------------------------------------------
10% Senior Notes due 2009            $ 1,000/5/    $315.32856787      44.70538152 shares           None
----------------------------------------------------------------------------------------------------------------
7% Convertible Subordinated
Debentures due 2001/6/               $ 1,000/5/        None/7/        36.09267668 shares/8/        None
----------------------------------------------------------------------------------------------------------------
$2.875 Non-Voting Cumulative
Preferred Stock, Series A            1 share/9/        None            0.07542157 shares      1.25702962 shares
----------------------------------------------------------------------------------------------------------------
$3.75 Convertible Preferred Stock,
Series B                             1 share/9/        None            0.09526996 shares      1.58782664 shares
----------------------------------------------------------------------------------------------------------------
$2.50 Convertible Preference
Stock, Series C                      1 share/9/        None            0.07488434 shares      1.24811633 shares
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share                                1 share           None            0.00713209 shares      0.11886805 shares
----------------------------------------------------------------------------------------------------------------

______________________
/1/ The New Notes will be issued pursuant to an Indenture, to be dated as of March 15, 2002, between the Company and Wells Fargo Bank Minnesota, National Association and a related Certificate of Terms in the form of one global note in an aggregate principal amount of $250,000,000. The New Notes will mature March 15, 2009, and will bear interest at a rate to be determined at the Effective Date in accordance with an agreed formula based on interest rates prevailing as of the Effective Date.

/2/ The New Notes will be issued only in denominations of $1,000 and integral multiples thereof. The New Common Stock and New Warrants will be issued only in whole shares. In lieu of issuing fractional securities, such fractional securities will be aggregated and sold in the market and the beneficial holders who otherwise would have been entitled thereto will receive their pro rata portion of the cash received in such sales.

/3/ The New Common Stock will be issued pursuant to the Company's Third Restated Certificate of Incorporation to be filed with the Secretary of State of the State of New Jersey on the Effective Date.

/4/ The New Warrants will be issued pursuant to a Warrant Agreement to be entered into between the Company and American Security Transfer Company Limited Partnership, as Warrant Agent. Each New Warrant will entitle the holder thereof to purchase one share of New Common Stock at a price of $19.23 per share (assuming an Effective Date of March 19) and will be exercisable for a period of seven years.

/5/ Denotes $1,000 principal amount plus all accrued and unpaid interest thereon.

/6/ In addition to the consideration described in this table, holders of Subordinated Debentures as of the Effective Date (but not any transferees of the securities they will receive under the Plan) are also entitled to a supplemental distribution, described in the Plan, in the event of a merger or a sale of all or substantially all the stock or substantially all the assets of the Company within three years following the Effective Date.

/7/ Holders of approximately $4 million aggregate principal amount of Subordinated Debentures made a timely election, pursuant to the Plan and the solicitation procedures, to receive New Notes in lieu of a portion of the New Common Stock which they would have otherwise received. As a result, an aggregate of approximately $1.4 million principal amount of New Notes will be issued to those electing holders. Pursuant to the Plan, adjustments were made, pro rata, to the amount of New Notes and New Common Stock otherwise issuable to the holders of Old Senior Notes. These adjustments have been reflected in the above table.

/8/ Holders of Subordinated Debentures also had the right to elect, pursuant to the Plan and the solicitation procedures, to purchase additional shares of New Common Stock at a price of $17.85 per share. The election made by such holders did not meet the aggregate minimum purchase requirement and, accordingly, no shares will be purchased pursuant to this election.

/9/ Denotes 1 share plus all accrued and unpaid dividends in respect thereof.

Information as to assets and liabilities of the Company as of December 31, 2001 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5. Other Events.

On March 6, the Company's subsidiary, Chiquita Brands, Inc. entered into an Amended and Restated Credit Agreement ("Credit Agreement") for aggregate indebtedness of up to $130 million, consisting of a $60 million revolving credit facility and a $70 million term loan. The amended facility increases the maximum credit by $10 million and decreases the interest rate. Wells Fargo Bank, National Association, is the lead arranger and syndication agent of the amended facility. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

A copy of the Company's press release, dated March 8, 2002, describing the confirmation of the Plan and the Credit Agreement is attached as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

2.1 Confirmation Order approving attached Second Amended Plan of Reorganization entered on March 8, 2002.

10.1 Amended and Restated Credit Agreement dated as of March 6, 2002 among Chiquita Brands, Inc., as Borrower, each of the Lenders thereunder and Wells Fargo Bank, National Association, as Lead Arranger and Syndication Agent and Foothill Capital Corporation, as Administrative Agent.

99.1 Statement of Assets and Liabilities of the Company as of December 31, 2001.

99.2 Press Release of the Company dated March 8, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 11, 2002                        CHIQUITA BRANDS INTERNATIONAL, INC.


                                                By: /s/ William A. Tsacalis
                                                    ----------------------------
                                                    William A. Tsacalis
                                                    Vice President and
                                                    Controller